UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2013

BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama
(State or other jurisdiction of incorporation)

0-15423	63-0909434
(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Suite 3100, Mobile, Alabama	36602
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (251) 431-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2013, BancTrust Financial Group, Inc. (“BancTrust”) received notification from The Nasdaq Stock Market (“Nasdaq”) that BancTrust is out of compliance with Rule 5620(a)  and 5620(b) of the Nasdaq Marketplace Rules, because it did not hold an annual meeting of its common shareholders in 2012.  The letter from Nasdaq states that it has determined to initiate procedures to delist BancTrust’s common stock from the Nasdaq Global Select Market effective at the opening of business on January 11, 2013.  BancTrust intends to appeal and request a review of this delisting determination by a Nasdaq hearings panel, and this request will stay the suspension and delisting of BancTrust’s common stock pending the issuance of a written decision by a Nasdaq hearings panel.  BancTrust expects to be granted a hearing within 45 days.

BancTrust did not hold an annual meeting of its shareholders in 2012, because it thought that the effort and expense of holding an annual meeting were outweighed by other considerations.  On March 21, 2012, BancTrust announced that it was seeking a strategic merger partner.  On May 28, 2012, BancTrust entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Trustmark Corporation (“Trustmark”).  Pursuant to the Merger Agreement and subject to the satisfaction of customary closing conditions, BancTrust will merge with and into Trustmark (the “Merger”), and its common shares will be delisted in connection with the Merger.  BancTrust originally expected the Merger to be completed before the end of 2012.  The Board of Directors of BancTrust determined that the benefit of an annual meeting in view of the pending Merger was outweighed by the cost of conducting a meeting and indefinitely postponed BancTrust’s 2012 annual meeting, which would otherwise have been held in May.

Regulatory approval for the Merger is pending.  Subject to receipt of regulatory approval, BancTrust expects the Merger to be completed on or before February 28, 2013, and the delisting of BancTrust’s common shares as part of the completion of the Merger will render the pending delisting action moot.  If the Merger is not completed before the hearing date set by Nasdaq, BancTrust intends to pursue its appeal of Nasdaq’s delisting and suspension determination through the hearing process and other administrative procedures afforded by Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
(Registrant)

Date: January 8, 2013	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary